As filed with the Securities and Exchange Commission on June __, 1998
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  EMBREX, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                               56-1469825
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1035 Swabia Court
Durham, North Carolina                                       27703
(Address of Principal Executive Offices)                     (Zip Code)

                AMENDED AND RESTATED INCENTIVE STOCK OPTION AND
                   NONSTATUTORY STOCK OPTION PLAN (MAY 1998)
                            (Full title of the plan)

                              Randall L. Marcuson
                     President and Chief Executive Officer
                               1035 Swabia Court
                          Durham, North Carolina 27703
                    (Name and address of agent for service)

                                 (919) 941-5185
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gerald F. Roach, Esq.
                           Christopher B. Capel, Esq.
         SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                         Raleigh, North Carolina 27602
                                 (919) 821-1220

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
 Title of securities          Amount to          Proposed maximum        Proposed maximum          Amount of
  to be registered          be registered       offering price per      aggregate offering      registration fee
                                                      share*                  price*
----------------------------------------------------------------------------------------------------------------
     Common Stock,         700,000 shares            $6.00                $4,200,000                $1,239
    $.01 par value
================================================================================================================

* This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Plan are deemed to be offered at $6.00 per share, the average of the high and low prices for the Company's Common Stock on June 5, 1998 in the Nasdaq National Market System.

--------------------------------------------------------------------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed to register 700,000 additional shares of Common Stock of Embrex, Inc. (the "Company") for issuance pursuant to the Company's Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (May 1998), which amends and restates the Company's Incentive Stock Option and Nonstatutory Stock Option Plan (June 1993) (as amended and restated, the "Plan"). Registration statements relating to the Plan, Registration Nos. 33-51582, 33-63318, and 333-04109, are effective, and the contents of such registration statements are incorporated in this registration statement by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended
                      December 31, 1997.

                  (b) Quarterly Report on Form 10-Q for the three months ended
                      March 31, 1998.

                  (c) Registration Statement on Form 8-A filed with the
                      Commission on August 29, 1991, and amended October 24, 1991 and November 5, 1991, containing a description of the Common Stock of the Company.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

         Exhibit
         No.

         5 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of additional securities being registered and consent to reference to it in the registration statement.

         10 Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (May 1998)

         23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as
                     Exhibit 5 hereto.

         23.2 Consent of Ernst & Young LLP to the incorporation by reference of their report on the Company's 1997 audited financial statements contained in Form 10-K for the fiscal year ended December 31, 1997.

         24          Power of Attorney


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


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 5th day of June, 1998.

                                                    EMBREX, INC.

                                                    By: /s/ RANDALL L. MARCUSON
                                                       -------------------------
                                                         Randall L. Marcuson
                                                         President and
                                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of June, 1998.

Signature                                            Title
---------                                            -----
/s/  RANDALL L. MARCUSON                    President, Chief Executive Officer and
---------------------------------           Director
Randall L. Marcuson

 *                                          Director
---------------------------------
Charles E. Austin

 *                                          Director
---------------------------------
C. Daniel Blackshear

                                            Director
---------------------------------
Lester M. Crawford, D.V.M., Ph.D.

                                            Director
---------------------------------
Peter J. Holzer

 *                                          Director
---------------------------------
Kenneth N. May, Ph.D.

 *                                          Director
---------------------------------
Arthur M. Pappas

/s/   DON T. SEAQUIST                       Vice President, Finance and Administration
---------------------------------           (Principal  financial and accounting officer)
Don T. Seaquist

* By: /s/ RANDALL L. MARCUSON
      ------------------------
      Randall L. Marcuson,
      as Attorney-in-Fact

                                  EMBREX, INC.
                                  EXHIBIT INDEX

Exhibit
No.          Description
-------      -----------

5 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of additional securities being registered and consent to reference to it in the registration statement.

10 Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (May 1998).

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as Exhibit 5 hereto.

23.2 Consent of Ernst & Young LLP to the incorporation by reference of their report on the Company's 1997 audited financial statements contained in Form 10-K for the fiscal year ended December 31, 1997.

24           Power of Attorney


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